Exhibit 4.3

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES MAY BE OBTAINED BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: [COMPANY ADDRESS], ATTENTION: [NAME].

THE LIEN AND SECURITY INTEREST GRANTED TO THE HOLDER OF THIS NOTE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF FEBRUARY 24, 2020 (THE “SUBORDINATION AGREEMENT”) AMONG THE COMPANY, THE COLLATERAL AGENT, THE OTHER SECOND LIEN CREDITORS AND THE FIRST LIEN AGENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT) AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT

Endologix, Inc.

5.0% Voluntary Convertible Senior Secured Note due 2024

No. [ ]	[Initially][1] $[ ]

CUSIP No. [                    ]

Endologix, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [                ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[                ]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $[            ] in aggregate at any time, in accordance with the rules and procedures of the Depositary, on April 3, 2024, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.0% per year from February 24, 2020, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until April 3, 2024. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing on April 1, 2020, to Holders of record at the close of business on the preceding March 15 and September 15 (whether or not such day is a Business Day), respectively. Interest may be paid, at the Company’s election, to the Holder in cash, shares of Common Stock, or the Company may elect to either increase the outstanding principal amount of the Notes or issue additional Notes under the Indenture having the same terms as the Notes (“PIK Interest”, and such payment of PIK Interest hereinafter referred as a “PIK Payment”), or a combination thereof, on the terms and subject to the limitations set forth in the Indenture. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if in cash, and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as

1 Include if a global note.

2 Include if a global note.

3 Include if a physical note.

4 Include if a global note.

5 Include if a physical note.

its Paying Agent and Note Registrar in respect of the Notes and the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ENDOLOGIX, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

Endologix, Inc.

5.0% Voluntary Convertible Senior Secured Note due 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.0% Voluntary Convertible Senior Secured Notes due 2024 (the “Notes”), limited to the aggregate principal amount of $[            ], all issued or to be issued under and pursuant to an Indenture dated as of February 24, 2020 (the “Indenture”), between the Company and Wilmington Trust, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of conversions, the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date (if applicable) and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money, or shares of Common Stock, or through an increase of the principal amount of the outstanding Notes or the issuance of paid-in-kind Notes, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1.00 principal amount and integral multiples in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1.00 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1.00 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at the Applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

Endologix, Inc.

5.0% Voluntary Convertible Senior Secured Notes due 2024

The initial principal amount of this Global Note is                  DOLLARS ($[                ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

ATTACHMENT 1

ENDOLOGIX, INC. (“ISSUER”)

5.0% VOLUNTARY CONVERTIBLE SENIOR SECURED NOTES DUE 2024

CUSIP NO. [                ] (THE “NOTES”)

FORM OF IRREVOCABLE CONVERSION NOTICE

If you want to convert Notes into Common Stock of the Issuer, check the box:  ☐

State the principal amount of Notes to be converted (which must be $1.00 or an integral multiple of $1.00 in excess thereof):    $                    .

Your contact information:

Participant Name:

Participant Number:

Contact Name:

Contact Email:

Contact Telephone:

Capitalized terms have the meanings set forth in the indenture governing the Notes.

OWNERSHIP AND CONVERSION LIMITATION REPRESENTATIONS

In connection with your conversion, you confirm and certify as to the statements checked below:

FOR ALL CONVERSIONS:

☐    Holdings do not and will not exceed the threshold. Neither the Holder nor any of its Related Persons is or was a 9.50% Stockholder with respect to the Issuer at any time from February 24, 2020 ending on the Conversion Date applicable to the Notes being converted hereby. Furthermore, neither the Holder nor any of its Related Persons would, as a result of the acquisition of Common Stock in connection with the conversion of Notes contemplated hereby, become a 9.50% Stockholder with respect to the Issuer.

FOR CONVERSIONS PURSUANT TO SECTION 14.01(B)(i) OR SECTION 14.01(B)(iv):

☐    This principal amount being converted hereby does not exceed 30% of the initial aggregate principal amount of the Note being converted. The Holder hereby represents and confirms that the principal amount of the Note being converted does not exceed 30% of the initial aggregate principal amount of the Note being converted.

STOCK CERTIFICATE INFORMATION

The undersigned hereby requests that the stock certificate or certificates issued upon conversion be registered in the name(s) of the persons set forth below.

The undersigned acknowledges that the Issuer is not required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the converting holder, and the converting holder is solely responsible for the payment of any such taxes. The undersigned acknowledges that if shares are to be issued in the name of a person other than the converting holder, the converting holder shall pay all transfer taxes payable with respect thereto.

You must check one, and only one, of the following two boxes:

☐    The undersigned is requesting registration in a name other than that of the converting holder. The converting holder acknowledges sole responsibility for the payment of any taxes that may be owing by reason thereof. If any taxes are payable upon transfer, they have already been paid.

☐    No transfer of beneficial ownership is occurring in connection with the conversion.

Registered Holder Information:

Name:

SSN or Tax ID No.:

Street Address:

City, State and Zip Code:

Delivery Instructions:

Unless you direct otherwise below, the above-referenced stock certificate(s) will be delivered to the registered holder at the address specified above. If you wish to provide separate delivery instructions, check the box and complete the information set forth below.

☐    The undersigned requests that the above-referenced stock certificate(s) be delivered to the person and address set forth below:

Name:

Street Address:

City, State and Zip Code:

Delivery via DTC:

If you would prefer to have the shares of common stock issued to you upon conversion to be delivered via the Depository Trust Company (“DTC”), please provide the information below:

☐    The undersigned requests that the above-referenced stock certificate(s) be delivered via the DTC, to the undersigned as set forth below:

Participant Name:

Participant Number:

Name:

Street Address:

City, State and Zip Code:

CASH PAYMENT INSTRUCTIONS

The undersigned directs that any cash payment owed for fractional shares (and, if applicable, for any accrued but unpaid interest which may be payable under certain limited circumstances) be wired in accordance with the wire instructions set forth below:

Bank:

Address:

Name of Account:

ABA No.:

Account No.:

To avoid the application of “backup withholding” under U.S. federal income tax law, each converting holder (or other payee) should complete, sign, and deliver an Internal Revenue Service (“IRS”) Form W-9 (in the case of a U.S. person or a resident alien) or an IRS Form W-8BEN or other appropriate IRS Form W-8 (in the case of a foreign holder). IRS Forms W-9 and W-8 are available on the IRS’s website at http://www.irs.gov/. Failure to include a properly completed IRS Form W-9 or applicable IRS Form W-8 may result in the application of U.S. backup withholding.

In addition, Notes surrendered for conversion during the period from the Close of Business on any Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted, except as specified below. THE INDENTURE REQUIRES THIS CASH PAYMENT EVEN IF THE INTEREST PAYABLE ON THE IMMEDIATELY FOLLOWING INTEREST PAYMENT DATE IS PAYABLE IN PIK NOTES OR SHARES OF COMMON STOCK. IN THIS EVENT, EVEN THOUGH THE HOLDER HAS REMITTED A CASH PAYMENT WITH THE CONVERSION NOTICE, THE HOLDER WILL NOT RECEIVE ANY CASH AS THE INTEREST PAYMENT BUT WILL RECEIVE ONLY PIK NOTES OR SHARES OF COMMON STOCK.    However, such payment need not be made: (i) if the conversion follows the Record Date immediately preceding the Maturity Date; (ii) if the Issuer has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the first Business Day immediately following the corresponding Interest Payment Date; or (iii) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. Where payment is owed, no conversion will occur before this payment has been received by the Issuer. Wiring instructions for any such payment of funds may be obtained by contacting the Trustee at svilhauer@WilmingtonTrust.com.

SIGNATURE:

Date:
Signature:
Name:
Title:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Endologix, Inc., Account Manager

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Endologix, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1.00 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                                   hereby sell(s), assign(s) and transfer(s) unto                                  (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐    To Endologix, Inc. or a subsidiary thereof; or

☐    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.